UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 17, 2010

Hercules Technology Growth Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On November 17, 2010, the Hercules Technology Growth Capital, Inc. (the “Company”) announced the hiring of Scott Bluestein as chief credit officer of the Company.  Mr. Bluestein will report directly to Manuel A. Henriquez, co-founder, chairman and chief executive officer of Company, and will be based in the Company’s Boston office.  As chief credit officer, Mr. Bluestein will be responsible for overseeing the Company’s loan and investment portfolio, lending policies, and risk management practices.  He will play a key role in structuring and ensuring new investments conform to existing credit underwriting guidelines, monitoring the credit performance of the overall portfolio, as well as handling credit restructuring and work-out situations as necessary.

Mr. Bluestein, age 32, brings extensive financial services and credit experience to the Company.  Most recently he served as founder and partner of Century Tree Capital Management, a fund established to make senior secured debt investments with warrants and equity co-investments to small and micro cap public and private companies, from 2009 to 2010.  Prior to that, he was managing director at Laurus – Valens Capital Management from 2003 to 2010, where he had responsibility for a $500 million investment portfolio, including new investments, portfolio management, and restructurings.  Prior to that, Mr. Bluestein worked at UBS Investment Bank, where he was a member of their Financial Technology Coverage Group, from 2000 to 2003.  Mr. Bluestein received his Bachelor of Business Administration from Emory University.

Mr. Bluestein will receive an annual base salary and shall be entitled to participate in all benefit plans and programs that the Company establishes and makes available to its employees to the extent that he is eligible under (and subject to the provisions of) the plan documents governing those programs.

There is no arrangement or understanding between Mr. Bluestein and any other person pursuant to which he was appointed as chief credit officer, nor is there any family relationship between Mr. Bluestein and any of the Company’s directors or executive officers. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, where the amount involved exceeds $120,000, and in which Mr. Bluestein had, or will have, a direct or indirect material interest.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated November 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

November 17, 2010
	By:	/s/ Scott Harvey
Scott Harvey
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press Release dated November 17, 2010